UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2013

CYCLONE POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54449 (Commission File Number)	26-0519058 (IRS Employer Identification No.)

601 NE 26th Court, Pompano Beach, Florida (Address of principal executive offices)	33064 (Zip Code)

Registrant’s telephone number, including area code: (954) 943-8721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On June 6, 2013, Cyclone Power Technologies, Inc. (the “Company”) closed and received funding on a $226,000 convertible promissory note (the “Note”) with Tonaquint Inc., a Chicago based financing company (the “Lender”).

The Note bears 10% interest with a 9.1% Original Issuance Discount (OID). The Note matures in 15 months, with monthly repayments of approximately $28,000 starting after seven months. The principal amount of the Note can be converted by the Company to common stock at a 30% discount to the three lowest weighted average prices of the Company’s common stock during the previous 23 trading days; or by the Lender at a hard conversion floor price of $0.10 per share, subject to price protection provisions should the Company issue shares at a lower price.

The Lender also received 565,625 five-year warrants to purchase shares of the Company’s common stock at a price of $0.10 per share, subject to price protection and cashless exercise provisions. Both the Note and warrant shares have piggy-back registration rights. The Note was not registered under the Securities Act of 1933 (the Act) and was issued pursuant to an exemption from registration under Section 4(2) of the Act.

ITEM 9.01      Financial Statements and Exhibits

The Convertible Promissory Note, Warrant and Securities Purchase Agreement with Tonaquint, Inc., will be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYCLONE POWER TECHNOLOGIES, INC.

Date: June 10, 2013	By:	/s/Harry Schoell
Harry Schoell
Chairman and CTO

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